Exhibit 10.36

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August 30, 2013, is executed and agreed to by and between EP Energy Corporation, a Delaware corporation (the “Corporation”), and EPE Management Investors, LLC, a Delaware limited liability company (“EMI”).  Capitalized terms used in this Agreement but not defined in the body hereof are defined in Exhibit A hereto.

WHEREAS, EMI was a member of EPE Acquisition, LLC, a Delaware limited liability Company (the “LLC”), and was party to that certain Amended and Restated Subscription Agreement, dated as of May 24, 2012, by and between the LLC and EMI (the “Prior Subscription Agreement”);

WHEREAS, the LLC has been reorganized to form a new corporate holding structure for its operating business, and as part of such reorganization, EMI contributed 100% of its membership interest in the LLC to the Corporation in exchange for the issuance by the Corporation to EMI of Class A Shares; and

WHEREAS, the purpose of this Agreement is to set forth certain of the circumstances in which the Corporation shall have the right to repurchase Class A Shares from EMI.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement and other good and valuable consideration, the parties hereto agree as follows:

1.                                      Repurchase of Class A Shares

(a)                           If (i) the employment of a Management Investor with the Corporation or its Subsidiaries is terminated for Cause or (ii) a Management Investor voluntarily terminates from employment with the Corporation and its Subsidiaries without Good Reason, then, for a period of one year following the date of such Management Investor’s termination of employment, the Corporation shall have the right, but not the obligation, to repurchase from EMI, in accordance with Section 2 below, any or all of the Class A Shares attributable to such Management Investor (and such Management Investor’s Permitted Transferees) as of the date of such Management Investor’s termination for a purchase price equal to the lesser of the Original Cost of such Class A Shares and the Fair Market Value of such Class A Shares determined as of the date the Corporation elects to repurchase such Class A Shares.

(b)                           If (i) a Management Investor is terminated from employment with the Corporation and its Subsidiaries without Cause, (ii) a Management Investor voluntarily terminates from employment with the Corporation and its Subsidiaries for Good Reason or (iii) a Management Investor’s employment with the Corporation and its Subsidiaries is terminated upon such Management Investor’s death or because such Management Investor incurs a Disability, then the Corporation shall have the right, but not the obligation, to repurchase from EMI, in accordance with Section 2 below, any or all of the Class A Shares attributable to such Management Investor (and such Management Investor’s Permitted Transferees) as of the date of such Management Investor’s termination for a purchase price equal to the Fair Market Value of such Class A Shares determined as of the date the Corporation elects to repurchase such Class A Shares.

2.                                      Procedure for Repurchase of Class A Shares.

(a)                           In order to exercise the right to repurchase any Class A Shares that are subject to repurchase pursuant to Section 1 (the “Subject Shares”), the Corporation shall deliver written notice to such Management Investor, and such Management Investor’s Permitted Transferee, legal representative or guardian, or the executor of such Management Investor’s estate, as applicable (the “Holder”) and to EMI, no later than the one-year anniversary of the termination of the Management Investor’s employment with the Corporation and its Subsidiaries (the “Trigger Date”), in which notice the Corporation shall set forth (i) the number of such Subject Shares, (ii) the Original Cost of such Subject Shares (only if such Subject Shares are subject to repurchase pursuant to Section 1(a)), (iii) the Fair Market Value of such Subject Shares as of such date, and (iv) the purchase price for such Subject Shares determined by the Board in accordance with Section 1(a) or Section 1(b), as applicable (the “Purchase Price” and, such notice, a “Repurchase Notice”).  The Repurchase Notice shall also set a reasonable time and place for the closing of the repurchase of such Subject Shares, which shall be not less than 20 calendar days nor more than 55 calendar days after the date of such Repurchase Notice; provided, however, that in the event of a Valuation Dispute (as defined below) with respect to such Subject Shares, the closing of the repurchase of such Subject Shares shall be the tenth Business Day following the Final Determination (as defined below).

(b)                           The Holder shall have the right to dispute in writing the Board’s determination of the Fair Market Value of such Subject Shares within 15 calendar days following receipt of a Repurchase Notice (the “Notice Period”).  If the Corporation has not received written notice of such a dispute from the Holder within the Notice Period, then the Purchase Price as determined by the Board shall be deemed to be the final Purchase Price.  If the Corporation has received written notice from the Holder of such a dispute within the Notice Period (a “Valuation Dispute”), then the Board’s determination of the Fair Market Value of such Subject Shares shall be submitted for review and final determination by an internationally recognized independent valuation firm with significant experience performing valuations of privately or publicly held companies, as the case may be, engaged in the oil and natural gas exploration and production business of similar size and scope as the Corporation and its Subsidiaries taken as a whole (the “Independent Valuation Firm”) selected by the Holder, provided that such Independent Valuation Firm is approved by the Board acting in good faith.  Subject to the foregoing, the Independent Valuation Firm shall review all relevant data, including any necessary books and records of the Corporation, to determine the changes to the Fair Market Value calculation, if any, necessary to resolve only the disputed items or amounts.  Such determination by the Independent Valuation Firm shall be made as promptly as practical, but in no event later than 30 calendar days from its engagement, and shall be final and binding on the Corporation, the Holder, EMI and the members of EMI with respect to such Subject Shares and the Purchase Price with respect thereto (the “Final Determination”).  All costs charged by the Independent Valuation Firm to make such determination will be shared equally by the Corporation and the Holder.

(c)                            Any payment of the Purchase Price for the Subject Shares by the Corporation shall be made, at the Corporation’s discretion, in the form of a check payable to EMI or a wire transfer of immediately available funds to an account designated by EMI.  Upon payment of the Purchase Price by the Corporation, the Subject Shares shall automatically be cancelled without further action by the Corporation, EMI, the Management Investor or any other Person.

3.                                      Undertaking of EMI.  Upon the repurchase of Class A Shares attributable to such Management Investor in accordance with this Agreement, EMI shall immediately cause the repurchase of an equivalent number of EMI Units of such Management Investor and/or its Permitted Transferees.  EMI hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on EMI pursuant to the express provisions of this Agreement and the Stockholders Agreement.

4.                                      General Provisions.

(a)                           Notices.  Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (i) when delivered in person, (ii) on the first business day after such notice is sent by air express overnight courier service, or (iii) on the third business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the following address, as applicable:

If to EMI to:	EP Energy Corporation
1001 Louisiana Street
Houston, TX 77002
Attention: Marguerite Woung-Chapman
Facsimile: (713) 997-4099

with a copy to (which shall not constitute notice):

Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019
Attention: Sam Oh
Facsimile: (212) 515-3288

If to the Corporation to:	EP Energy Corporation
1001 Louisiana Street
Houston, TX 77002
Attention: Marguerite Woung-Chapman
Facsimile: (713) 997-4099

with a copy to (which shall not constitute notice):

Apollo Management VII, L.P.
Apollo Commodities Management, L.P., with respect to Series I
9 West 57th Street
New York, NY 10019
Attention: Laurie Medley
Facsimile: (212) 515-3288

(b)                           Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.  THE PARTIES HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS AGREEMENT SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.

(c)                            Waiver of Jury Trial.  IN ENTERING THIS AGREEMENT, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHTS TO A JURY TRIAL.

(d)                                 Amendment and Waiver.  The provisions of this Agreement may be amended, modified or waived only with the prior written consent of EMI and the Corporation, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(e)                            Severability.  Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction by reason of applicable Law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                             Entire Agreement.  This Agreement, the EMI Agreement and the Stockholders Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)                            Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

(h)                           Title and Headings; Construction.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  In the event that the Stockholders Agreement is amended following the date hereof in a manner that amends, corrects, modifies, re-titles, re-numbers or otherwise revises the Stockholders Agreement section reference within this Agreement, such section reference within this Agreement shall be deemed to continue to reference the applicable original Stockholders Agreement section, as so amended. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is disjunctive but not necessarily exclusive.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(i)                               Gender and Plurals.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(j)                              Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against EMI, the Corporation and EMI and the Corporation’s respective successors and assigns (including subsequent holders of Class A Shares); provided, however, that EMI’s rights and obligations under this Agreement are not assignable except in connection with a Transfer of the Class A Shares permitted under the Stockholders Agreement.  Notwithstanding anything else in this Agreement or in the Stockholders Agreement, (i) each Subscribed Class A Unit shall remain subject to the terms of the Stockholders Agreement and this Agreement regardless of who holds such Subscribed Class A Unit.

(k)                           Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

(l)                               WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS.  EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY’S ACTUAL

DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

(m)                       Section 83(b) Election.  Within 30 days after the date of issuance of the Subscribed Class A Shares, EMI agrees to timely file an election under Section 83(b) of the Code with respect to the Subscribed Class A Shares and to submit a copy of such election to the Corporation.  The form of such election shall be in the form attached hereto as Exhibit B.  EMI acknowledges that it is its sole responsibility, and not the responsibility of the Corporation to file the election under Section 83(b) of the Code even if EMI requests the Corporation or any of its managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) of the Corporation to assist in making such filing.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above, effective for all purposes as provided above.

EPE MANAGEMENT INVESTORS, LLC

By its manager:

EP Energy Corporation

By:	/s/ Brent J. Smolik
	Name:	Brent J. Smolik
	Title:	President and Chief Executive Officer

EP ENERGY CORPORATION

By:	/s/ Brent J. Smolik
	Name:	Brent J. Smolik
	Title:	President and Chief Executive Officer

Signature Page to Subscription Agreement

EXHIBIT A

DEFINED TERMS

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on August 30, 2013 (as may be amended, restated or modified from time to time); provided, however, that all references to the Amended and Restated Certificate of Incorporation in the following definitions refer to the Amended and Restated Certificate of Incorporation as in effect on the date of this Agreement.

“Award Agreement” is defined in the Stockholders Agreement.

“Board” is defined in the Amended and Restated Certificate of Incorporation.

“Business Day” is defined in the Amended and Restated Certificate of Incorporation.

“Cause” as to any Management Investor has the meaning assigned to such term in an employment agreement, if any, between the Corporation or one of its Subsidiaries and such Management Investor; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the term “Cause,” then “Cause” has the meaning set forth in the Award Agreement between EEH and such Management Investor.

“Class A Shares” is defined in the Amended and Restated Certificate of Incorporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Delaware LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. §§1-101 et seq., as amended from time to time.

“Disability” as to any Management Investor has the meaning assigned to such term in an employment agreement, if any, between the Corporation or one of its Subsidiaries and such Management Investor; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the terms “Disability” then “Disability” has the meaning set forth in the Award Agreement between EMI and such Management Investor.

“EEH” is defined in the Stockholders Agreement.

“EMI Agreement” is defined in the Stockholders Agreement.

“EMI Units” means “Class A Units” as defined in the EMI Agreement.

“Fair Market Value” is defined in the Amended and Restated Certificate of Incorporation.

“Good Reason” as to any Management Investor has the has the meaning assigned to such term in an employment agreement, if any, between the Corporation or one of its Subsidiaries and such Management Investor; provided, however, in the absence of such an employment agreement or if such employment agreement does not define the term “Good Reason,” then

Exhibit A-1

“Good Reason” has the meaning set forth in the Award Agreement between EEH and such Management Investor.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, injunction, award, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the DGCL and the Delaware LLC Act.

“Management Investor” means a member of EMI.

“Management Loan” is defined in the Stockholders Agreement.

“Original Cost” means, at any given time with respect to the Class A Shares attributable to the EMI Units held at such time by a particular Management Investor or its Permitted Transferee, the per EMI Unit amount equal to the quotient of (a) the sum of (i) the cash amount paid by the Management Investor to EMI to purchase such EMI Units and (ii) the amount of principal, if any, previously repaid by the Management Investor under a Management Loan that was obtained to purchase such EMI Units divided by (b) the number of EMI Units held by the Management Investor at such time.

“Permitted Transferee” is defined in the Stockholders Agreement.

“Person” is defined in the Amended and Restated Certificate of Incorporation.

“Stockholders Agreement” means the Stockholders Agreement, dated as of August 30, 2013, by and among the Corporation and the other parties thereto, as the same may be amended, restated or supplemented from time to time.

“Subsidiary” is defined in the Amended and Restated Certificate of Incorporation.

Exhibit A-2

EXHIBIT B

SECTION 83(B) ELECTION FORM

Election to Include in
Taxable Income in Year of Transfer Pursuant
to Section 83(b) of the Internal Revenue Code

On May 24, 2012, the undersigned was awarded restricted membership units of EPE Acquisition, LLC (the “LLC”).  On August     , 2013, the corporate holding structure of the LLC was reorganized such that the direct and indirect holders of membership interests in the LLC exchanged their interests on a one-for-one basis for shares of EP Energy Corporation (the “Corporation”), a newly formed Delaware corporation.  As a result of the reorganization, the direct and indirect owners of the LLC now own 100% of the Corporation, which in turn owns 100% of the business of the LLC.  The shares of the Corporation received in exchange for interests in the LLC have substantially the same interests, rights, and obligations as the LLC interests, including substantially the same transfer restrictions and repurchase rights.  In connection with its receipt of shares of the Corporation in exchange for the LLC interests, the undersigned hereby makes an 83(b) Election with respect to the property described below and supplies the following information in accordance with the regulations promulgated under Section 83:

1.                                      The name, address, and taxpayer identification number of the undersigned (the “Taxpayer”) are:

Name:	EPE Management Investors, LLC
Address:	c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019, Attention: Sam Oh
Taxpayer Identification
Number:	45-5086668

2.                                      Description of the property with respect to which the election is being made (the “Property”):

Class A Shares of EP Energy Corporation (the “Corporation”).

3.                                      The date on which the Property was transferred is August     , 2013 (the “Effective Date”).

The taxable year to which this election relates is calendar year 2013.

4.                                      Nature of the restrictions to which the Property is subject:

The Class A Shares issued to the Taxpayer are subject to various transfer restrictions and repurchase rights, and are subject to forfeiture under certain circumstances.

5.                                      The fair market value at the time of transfer (determined without regard to any restriction other than a restriction that by its terms will never lapse) of the Property with respect to which this election is being made is $          .(1)

6.                                      The amount paid by the Taxpayer for the Property is $          .  (The Class A Shares were received in exchange for an equal number of Class A Units of EPE Acquisition, LLC, with a fair market value equivalent to the fair market value of the Class A Shares received in the exchange.)

7.                                      A copy of this statement has been furnished to the Company as provided in Treasury Regulation Section 1.83-2(d).

8.                                      This statement is executed on                                 , 2013.

Taxpayer’s Signature

This statement must be filed with the Internal Revenue Service Center with which you file your U.S. federal income tax return within 30 days after the grant date of the Class A Shares. This filing should be made by registered or certified mail, return receipt requested.  You are also required to (i) deliver a copy of this statement to the Company and (ii) attach a copy of this statement to your federal income tax return for the taxable year that includes the grant date.  You should also retain a copy of this statement for your records.

(1)  Dollar amounts in items 5 and 6 will be equal to one another.

Exhibit B-1